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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. on Form S-3 of our report dated March 5, 1998, on our audits of the consolidated financial statements of Ryder TRS, Inc. and Subsidiaries from Budget Group, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-49679) filed on April 8, 1998, as amended April 27, 1998. We also consent to the references to our firm under the caption "Experts" in this Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Denver, Colorado
July 17, 1998